Exhibit 21

Subsidiaries of MGM Resorts International

Listed below are the majority-owned subsidiaries of MGM Resorts International as of December 31, 2016. The names of certain subsidiaries have been omitted because considered in the aggregate as a single subsidiary they would not constitute a significant subsidiary.

Blue Tarp reDevelopment, LLC	Massachusetts
MGM Springfield reDevelopment, LLC	Massachusetts
Beau Rivage Resorts, LLC	Mississippi
Destron, Inc.	Nevada
MGM Grand (International), Pte Ltd.	Singapore
MGM Resorts International Marketing, Inc.	Nevada
MGM Resorts International Marketing, Ltd.	Hong Kong
Las Vegas Arena Management, LLC	Nevada
Mandalay Resort Group	Nevada
550 Leasing Company II, LLC	Nevada
Circus Circus Casinos, Inc.	Nevada
Diamond Gold, Inc.	Nevada
MGM Elgin Sub, Inc.	Nevada
MGM Resorts Aircraft Holdings, LLC	Nevada
Galleon, Inc.	Nevada
Mandalay Corp.	Nevada
Mandalay Employment, LLC	Nevada
Mandalay Place LLC	Nevada
MGM Resorts Festival Grounds, LLC	Nevada
MGM Resorts Festival Grounds II, LLC	Nevada
MGM Resorts Mississippi, Inc.	Mississippi
M.S.E. Investments, Incorporated (“MSE”)	Nevada
Nevada Landing Partnership	Illinois
Gold Strike L.V.	Nevada
Victoria Partners	Nevada
Arena Land Holdings, LLC	Nevada
New York-New York Tower, LLC	Nevada
Park District Holdings, LLC	Nevada
New Castle Corp.	Nevada
Ramparts, Inc.	Nevada
Vintage Land Holdings, LLC	Nevada
Metropolitan Marketing, LLC	Nevada
MMNY Land Company, Inc.	New York
MGM CC, LLC	Nevada
MGM Grand Detroit, Inc.	Delaware
MGM Grand Detroit, LLC	Delaware
MGM Grand Hotel, LLC	Nevada
Grand Laundry, Inc.	Nevada
MGM Grand Condominiums, LLC	Nevada
MGM Grand Condominiums II, LLC	Nevada
MGM Grand Condominiums III, LLC	Nevada
Tower B, LLC	Nevada
Tower C, LLC	Nevada
MGM Growth Properties LLC	Delaware
MGM Growth Properties OP GP LLC	Delaware
MGM Growth Properties Operating Partnership LP	Delaware
MGP Finance Co-Issuer Inc.	Delaware
MGP Lessor Holdings, LLC	Delaware
MGP Lessor, LLC	Delaware
MGM Hospitality, LLC	Nevada

MGM Hospitality Global, LLC MGM Hospitality International, LP MGM Hospitality International, GP, Ltd.	Nevada Cayman Islands Cayman Islands
MGM Hospitality Holdings, LLC	Dubai
MGM Hospitality Development, LLC	Dubai
MGM Hospitality International Holdings, Ltd.	Isle of Man
MGM Asia Pacific Limited (f/k/a MGM Resorts China Holdings Limited)	Hong Kong
MGM (Beijing) Hospitality Services, Ltd.	Beijing
MGM Hospitality India Private, Ltd.	India
MGM International, LLC	Nevada
MGM Resorts International Holdings, Ltd.	Isle of Man
MGM China Holdings, Ltd.	Cayman Islands
MGM Resorts Japan, LLC	Japan
MGM Resorts West Japan, LLC	Japan
MGM Lessee, LLC	Delaware
MGM National Harbor, LLC	Nevada
MGM Resorts Advertising, Inc.	Nevada
VidiAd	Nevada
MGM Resorts Arena Holdings, LLC	Nevada
MGM Resorts Development, LLC	Nevada
MGM Resorts Global Development, LLC	Nevada
MGM Resorts International Operations, Inc.	Nevada
MGM Resorts Land Holdings, LLC	Nevada
MGM Resorts Interactive, LLC	Nevada
MGM Resorts Regional Operations, LLC MGM Resorts Retail	Nevada Nevada
MGM Resorts Sub 1, LLC MGM Public Policy, LLC Park Theater, LLC Grand Garden Arena Management, LLC MGM Resorts Venue Management, LLC MGM Springfield, LLC	Nevada Nevada Nevada Nevada Nevada Massachusetts
MGMM Insurance Company	Nevada
Mirage Resorts, Incorporated	Nevada
AC Holding Corp.	Nevada
AC Holding Corp. II	Nevada
Bellagio, LLC	Nevada
LV Concrete Corp.	Nevada
MAC, CORP.	New Jersey
Marina District Development Holding Co., LLC	New Jersey
Marina District Development Company, LLC (dba Borgata)	New Jersey
MGM Resorts Aviation Corp.	Nevada
MGM Resorts Corporate Services	Nevada
MGM Resorts International Design	Nevada
MGM Resorts Manufacturing Corp.	Nevada
MH, Inc.	Nevada
M.I.R. Travel	Nevada
MGM Resorts Vacations, LLC	Nevada
Mirage Laundry Services Corp.	Nevada
350 Leasing Company I, LLC	Nevada
Project CC, LLC	Nevada
Aria Resort & Casino, LLC	Nevada
CityCenter Facilities Management, LLC	Nevada
CityCenter Realty Corporation	Nevada
CityCenter Retail Holdings Management, LLC	Nevada
Vdara Condo Hotel, LLC	Nevada
New York-New York Hotel & Casino, LLC	Nevada
Vintage Land Holdings II, LLC	Nevada
PRMA, LLC	Nevada
PRMA Land Development Company	Nevada
The Mirage Casino-Hotel, LLC	Nevada
The Signature Condominiums, LLC	Nevada
Signature Tower I, LLC	Nevada
Signature Tower 2, LLC	Nevada
Signature Tower 3, LLC	Nevada
Vendido, LLC	Nevada